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                               EXHIBIT NO. 10(h)

                        Materials Sciences Corporation
                     1991 Stock Option Plan for Directors
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                         MATERIAL SCIENCES CORPORATION
                             1991 STOCK OPTION PLAN
                                 FOR DIRECTORS


1.   Purpose.  The purpose of this 1991 Stock Option Plan for Directors (the
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     "Plan") is to provide incentives to members of the Board of Directors (the
     "Board") of Material Sciences Corporation (the "Company") who are not officers or employees of the Company or its subsidiaries through rewards based upon the ownership and performance of the common stock of the Company.

2.   Limitations on Options To Be Granted and Shares To Be Issued.  The total
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     number of shares of common stock par value $.02 per share, which may be issued pursuant to all grants and awards made under the Plan, the Material Sciences Corporation 1985 Stock Option Plan for Directors (the "1985 Directors' Plan") or the Material Sciences Corporation 1985 Stock Option Plan for Key Employees (the "Key Employees' Plan"), or purchased under the Material Sciences Corporation Employee Stock Purchase Plan, shall not exceed 750,000 (subject to adjustment as provided in Section 7 hereof or in such Plans). Shares of common stock which are covered by an option granted pursuant to the Plan, the 1985 Directors' Plan or the Key Employees' Plan that expires or is otherwise terminated prior to its exercise shall again be available for the grant of new options under the Plan, except as provided in Section 7 of the Key Employees' Plan in connection with the exercise of stock appreciation rights.

     Each director of the Company who is not an officer or employee of the Company on the date such option is otherwise to be granted pursuant to this
     Section 2 and during the two years prior thereto shall receive an option entitling such director to purchase 8,000 shares of the common stock of the Company as follows: (i) in the case of each director on the Effective Date (as defined in Section 8 hereof) who does not hold on the Effective Date an outstanding option granted under the 1985 Directors' Plan, such option shall be granted automatically to such director upon the Effective Date;
     (ii) in the case of each director on the Effective Date who holds on the Effective Date an outstanding option granted under the 1985 Directors' Plan, such option shall be granted automatically upon the scheduled expiration date of such option if such person is a member of the Board on such expiration date; and (iii) in the case of any person who is first elected to the Board after the Effective Date, such option shall be granted automatically to such person upon the date that such person is first elected to the Board (either by the shareholders of the Company or, in the case of the filling of a vacancy, by the Board).

     Shares of common stock issued under the Plan may be authorized and unissued shares of common stock, treasury stock or a combination thereof.

3.   Terms of Options.  Each option granted under the Plan shall be evidenced by
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     a written agreement between the Company and the optionee in such form as the Board shall prescribe
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     in accordance with the Plan. The per share option price shall be specified in the option agreement and shall be the fair market value of a share of common stock of the Company on the date the option is granted. An option issued pursuant to the Plan shall be exercisable only to the extent it has vested. An option issued pursuant to the Plan shall be vested as to the number of shares of common stock set forth below if as of the date of the anniversary of the grant of such option set forth opposite such number the optionee has not ceased to be a director of the Company:

                           ANNIVERSARY OF      NUMBER OF
                            THE DATE OF         SHARES
                               GRANT            VESTED
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                               First            1,600
                               Second           3,200
                               Third            4,800
                               Fourth           6,400
                               Fifth            8,000

     Any portion of an option issued pursuant to the Plan that has not vested prior to the date an optionee ceases to be a director of the Company shall expire and be forfeited as of such date. An option issued pursuant to the Plan shall not be exercisable after the first to occur of (i) the tenth anniversary of the date of grant of such option and (ii) three months after the optionee ceases to be a director of the Company (12 months if the optionee ceases to be a director of the Company due to total and permanent disability). Options shall not be transferable other than by will or the laws of descent and distribution or pursuant to a "qualified domestic relations order" as defined under the Internal Revenue Code of 1986, as amended (the "Code").

4.   Exercise of Options.  Subject to the terms of the option agreement and
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     paragraph 3 above, options granted pursuant to the Plan may be exercised from time to time in whole or in part. Each exercise of an option shall be accomplished by giving written notice of such exercise to the Treasurer of the Company, specifying the number of shares to be purchased and accompanied by payment in full of the purchase price therefor. Payment for the options exercised shall be either in (i) cash or check, bank draft or money order to the order of Material Sciences Corporation (collectively, "cash"), or (ii) shares of common stock of the Company (valued as of the date of the notice of exercise) with a value equal to or less than the total option price, plus cash in the amount, if any, by which the total option price exceeds the value of such shares of common stock. Payment for shares with respect to options exercised for cash shall be delivered with the notice specifying the number of shares being Purchased. Payment for shares with respect to options exercised for common stock and cash, if any, shall be delivered to the Treasurer of the Company not later than the end of the third business day after the exercise date. In the case of payment in common stock, such payment shall be made by delivery of the necessary share certificates, with executed stock powers attached, to the Treasurer of the Company or, if such certificates have not yet been delivered

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     to the optionee, by written notice to the Treasurer of the Company requesting that the shares represented by such certificates be applied toward payment as hereinabove provided.

5.   Necessary Approvals.  Each option granted under the Plan shall be subject
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     to the requirement that if at any time the Board shall determine, in its discretion, that either the consent or approval of any governmental authority or the listing, registration or qualification of the shares subject to such option upon any securities exchange or under any state or federal law is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares under such option, such option may not be exercised in whole or in part and shares thereunder may not be delivered, as the case may be, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board. Any option may be exercised only in accordance with the provisions of all applicable law.

6.   Administration of the Plan.  The Board shall be responsible for the
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     administration of the Plan and shall interpret the Plan and any option agreements entered into pursuant to the Plan. The Board may establish rules and regulations not inconsistent with the Plan for the administration of the Plan. All such rules, regulations and interpretations relating to the Plan adopted by the Board shall be conclusive and binding on all parties.

7.   Adjustments for Changes In Capitalization or Corporate Reorganizations.
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     Appropriate adjustments shall be made by the Board in the maximum number and kind of shares to be issued under the Plan to give effect to any stock splits, stock dividends and other relevant changes in capitalization occurring after the Effective Date. If the Company shall effect a merger, consolidation or other reorganization, pursuant to which the outstanding shares of common stock of the Company shall be exchanged for other shares or securities of the Company or of another corporation which is a party to such merger, consolidation or other reorganization, the Company shall provide in any agreement or plan which it enters into or adopts to effect any such merger, consolidation or other reorganization that any optionee under the Plan shall have the right to purchase, at the aggregate option price provided for in his option agreement and on the same terms and conditions, the kind and number of shares or other securities of the Company or such other corporation which would have been issuable to him in respect of the number of shares of common stock of the Company which were subject to such option immediately prior to the effective date of such merger, consolidation or other reorganization if such shares had been then owned by him.

     Any adjustment required as a result of the foregoing provisions of this
     Section 7 shall be effected in such manner that the difference between the aggregate fair market value of the shares or other securities subject to the option immediately after giving effect to such adjustment and the aggregate option price of such shares or other securities shall be substantially equal to (but shall not be more than) the difference between the aggregate fair market value of the shares subject to such option immediately prior to such adjustment and

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     the aggregate option price of such shares. Any adjustments made under this
     Section 7 shall be determined by the Board.

8.   Effective Date and Term of Plan.  The Plan shall become effective on May 1,
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     1991 (the "Effective Date"), provided, however, that the Plan shall cease
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     to be effective and any options granted hereunder shall become null and void if the Plan is not approved by the Company's shareholders before April 10, 1992. The Plan shall terminate April 10, 2001 unless terminated prior thereto by action of the Board. No further grants shall be made under the Plan after termination, but termination shall not affect the right of any participant under any grants made prior to termination.

9.   Amendments.  The Plan may be terminated or amended in any respect by the
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     Board; provided that the power of the Board to amend the Plan shall also be
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     subject to any approval of any such amendment required of the Company's shareholders under applicable law, regulations or the requirements of any stock exchange on which shares of the Company's capital stock are listed; and provided further that Sections 2 and 3 hereof shall not be amended more
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     than once every six months, other than to comport with changes in the Code or the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations thereunder.

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